EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference into the registration statement of BIO-key International, Inc. (formerly SAC Technologies, Inc.) on Form S-8 (file no. 333-37351), which became effective October 7, 1997, of our report dated March 25, 2004 relating to the financial statements which appear in this Form 10-KSB for the year ended December 31, 2003.


/s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
March 25, 2004